Exhibit 99.1

                                                                     Contact: Laurie Spiegelberg
                                                                                                      (208) 386-5255

Washington Group International Announces Settlement of Stockholder Lawsuit

BOISE, Idaho (Oct. 19, 2007) - Washington Group International, Inc. (NYSE: WNG) today announced that it has reached an agreement in principle to settle the lawsuit filed on behalf of a putative class of Washington Group stockholders in the Delaware Chancery Court earlier this month. Under the terms of the pending settlement, the company has agreed to provide supplemental disclosures to stockholders, which are included in a Form 8-K filed today with the Securities and Exchange Commission.
Washington Group continues to urge all Washington Group stockholders to vote in favor of the proposed merger transaction with URS Corporation (NYSE: URS). Washington Group stockholders should vote promptly so their votes can be counted at the company’s October 30, 2007, Special Meeting of Stockholders.
Under the terms of the merger agreement, as announced on May 28, 2007, Washington Group stockholders will receive $43.80 in cash and 0.772 shares of URS common stock for each Washington Group share. Stockholders of record as of the close of business on September 21, 2007, will be entitled to vote on the proposed merger.
Since approval of the merger agreement requires the affirmative vote of a majority of all outstanding shares, the vote of every Washington Group stockholder is extremely important, regardless of the number of shares owned.
Washington Group recommends that all of its stockholders vote“FOR” the proposed merger with URS, consistent with the recommendations of Washington Group’s Board of Directors.
Stockholders who have questions about the merger or need assistance in submitting their proxies or voting their shares should contact Washington Group’s proxy solicitor, MacKenzie Partners, Inc., by calling 800-322-2885 (toll-free) or 212-929-5500 (collect) or via e-mail to proxy@mackenziepartners.com.

About the Settlement
The settlement will be presented to the Delaware Chancery Court for approval at some time in the future. Prior to the time that the Court considers the settlement, additional information regarding the settlement will be provided to stockholders.

About the Company
Washington Group International (NYSE: WNG) provides the talent, innovation, and proven performance to deliver integrated engineering, construction, and management solutions for businesses and governments worldwide. Headquartered in Boise, Idaho, with approximately $4 billion in annual revenue, the company has approximately 25,000 people at work around the world providing solutions in power, environmental management, defense, oil and gas processing, mining, industrial facilities, transportation and water resources. For more information, visit http://www.wgint.com.

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Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, which are identified by the use of forward-looking terminology such as may, will, could, should, expect, anticipate, intend, plan, estimate, or continue or the negative thereof or other variations thereof. Each forward-looking statement, including, without limitation, any financial guidance, speaks only as of the date on which it is made, and Washington Group undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. The forward-looking statements are necessarily based on assumptions and estimates of management and are inherently subject to various risks and uncertainties. Actual results may vary materially as a result of changes or developments in social, economic, business, market, legal, and regulatory circumstances or conditions, both domestically and globally, as well as due to actions by customers, clients, suppliers, business partners, or government bodies. Performance is subject to numerous factors, including demand for new power generation and for modification of existing power facilities, public sector funding, demand for extractive resources, capital spending plans of customers, and spending levels and priorities of the U.S., state and other governments. Results may also vary as a result of difficulties or delays experienced in the execution of contracts or implementation of strategic initiatives. Results may also be impacted by costs relating to the proposed merger transaction with URS Corporation and the timing of such merger transaction if it is approved by both companies’ stockholders. For additional risks and uncertainties impacting the forward-looking statements contained in this news release, please see "Note Regarding Forward-Looking Information" and "Item 1A. Risk Factors" in Washington Group's annual report on Form 10-K for fiscal year 2006.

Additional Information and Where to Find It
In connection with the proposed transaction, URS and Washington Group International filed a definitive joint proxy statement/prospectus and other materials with the Securities and Exchange Commission (the “SEC”), and URS filed a registration statement on Form S-4. Investors and security holders are urged to read the definitive joint proxy statement/prospectus, the registration statement on Form S-4, documents incorporated by reference in the definitive joint proxy statement/prospectus, and the other materials filed with the SEC as they contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by URS by contacting URS Investor Relations at 877-877-8970. Investors and security holders may obtain free copies of the documents filed with the SEC by Washington Group by contacting Washington Group Investor Relations at 866-964-4636. In addition, you may also find information about the merger transaction at www.urs-wng.com. URS, Washington Group and their directors and executive officers may be deemed participants in the solicitation of proxies from the stockholders of URS and Washington Group in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the proposed transaction is included in definitive joint proxy statement/prospectus described above. Additional information regarding the directors and executive officers of URS is also included in URS’ proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2007. Additional information regarding the directors and executive officers of Washington Group is also included in Washington Group’s proxy statement for its 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2007, as amended. These documents are available free of charge at the SEC’s Web site at www.sec.gov and from Investor Relations at URS and Washington Group as described above.

CONTACTS:

Investors:
Executive Vice President & Chief Financial Officer
George H. Juetten, 208-386-5698
Or
MacKenzie Partners, Inc.
Dan Burch or Larry Dennedy, 212-929-5239

Media:
Washington Group International
Vice President of Corporate Communications
Laurie Spiegelberg, 208-386-5255
Or
Kekst & Co
Adam Weiner, 212-521-4800